Exhibit 10.12

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into by and between the following Parties on 18 July, 2013:

Man Loong Bullion Company Limited (hereinafter referred to as the “Lender”) is a precious metal trading services company incorporated under Companies Laws of the Hong Kong Special Administrative Region (HKSAR) with a registered address at 8/F, Tower 5, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Hong Kong.

AND

e BULLION TRADE COMPANY LIMITED (hereinafter referred to as the “Borrower”) is a precious metal trading services company incorporated under Companies Laws of People's Republic of China with a registered address at Room 1601-53, 16/F Nansha Financial Tower, 171 Haibin Road, Nansha, Guangzhou City, China;

WITNESSETH THAT:

WHEREAS, as a condition of grant funds for this loan, an Agreement shall be entered into between the Lender and the Borrower, setting forth the representations and obligations of both parties relative to the loan;

THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, and the mutual promises herein, it is agreed as follows:

1.  Term Loan
The Lender agrees to lend to Borrower on the terms and conditions contained herein; and Borrower promises to make payments to the order of Lender until the outstanding amount of the loan has been repaid.

1.1    Loan amount
The loan amount is RMB six million and one hundred thousand (RMB 6,100,000).

1.2    Term of the loan
The loan matures on the earlier of (i) 17 April 2014 or (i) the occurrence of an Event (as defined in Section 2.7 below) at which time all unpaid principal is due and payable to the Lender, unless Borrower exercises the repayment terms in Clause 1.5.

1.3    Interest
There are no interest charges for the loan.

1.4    Proceeds
The loan proceeds shall be used for the specific purposes outlined below:

(a)
RMB 5,000,000 will remain on deposit at a bank as the minimum capital deposit to support the Borrower’s application for membership in the Guangdong Precious Metals Exchange (“the GPME”).  This cash deposit is to be maintained at a bank approved by the Lender and cannot be used for any other purpose or pledged as security for any of the Borrower’s liabilities.

(b)
RMB 1,100,000 which can be used at the Borrower’s discretion for establishing operations in China including registration of the Borrower and installation and testing of automated trading systems required to trade on the GPME.

1.5    Option to repay the loan with the Borrowers’ shares
In the event that the Borrower’s application for membership in the GPME is approved, the Borrower has the option to repay the loan in full by transferring 100% of its issued share capital to the Lender.  Borrower will be re-registered under the laws of the People’s Republic of China as a Wholly Foreign Owned Enterprise as soon as practicable following exercise of this option.

1.6    Change in Terms
The Lender has the right to change the terms of this Agreement from time to time after giving Borrower any advance notice required by law.  At the discretion of the Lender and subject to any requirements of the applicable law, the change in terms will also apply to unpaid balances.

2       MISCELLANEOUS

2.1    Waiver of Presentment
The Borrower of this Loan Agreement waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Loan Agreement; assents to any extension or postponement of the time of payment or any other indulgence, to any substitutions, exchange or release of collateral and/or to the addition or the release of any other part or persons primarily or secondarily obligated.

2.2    No Waiver by Lender
The rights, powers, and remedies given to the Lender by this Loan Agreement are in addition to all rights, powers, and remedies given to the Lender by virtue of any other agreement, statute, or rule of law.  Any forbearance or failure or delay by the Lender in exercising any right, power, or remedy hereunder shall not preclude further or subsequent exercise thereof.  Every right, power, and remedy of the Lender shall continue in full force and effect until such right, power or remedy is specifically waived, or modified by an instrument in writing executed by an authorized officer of the Lender.  A waiver or modification by the Lender of any right, power, or remedy hereunder on any one occasion shall not be construed as a bar, waiver, or modification, to any right, power, or remedy that the Lender would otherwise have had on any future occasion.

2.3    Assignability
The right is expressly granted to the Lender at its option to transfer at any time to itself or to its nominee any securities pledged hereunder and to receive the income thereon and hold the same as security hereafter, or apply it on the principal or interest due hereon or due on any liability secured hereby.

2.4    Who is Bound
This instrument and all of the covenants contained herein shall bind the heirs, executors, administrators, successors and assigns, of the Borrower and inure to the benefit of the successors and assigns of the Lender with like effect as if such heirs, executors, administrators, successors and assigns were named herein.

2.5    Notices Required Under this Loan Agreement
Any notice or demand that must be given to the Borrower under this Loan Agreement will be given by delivering it to except in those circumstances where the applicable law requires use of another method.  Any notice or demand will be addressed to the Borrower at the address stated above.  A notice or demand will be given to the Borrower at a different address if the Borrower gives the Lender a notice in writing of the Borrower's different address.  A notice or demand will be mailed to the Lender at a different address if the Lender gives the Borrower a notice in writing of the different address.

2.6    Severability
If any provision of this Loan Agreement is held for any reason to be unenforceable, the remainder of this Loan Agreement shall, nevertheless remain in full force and effect.

2.7    Default The following events shall constitute an Event of Default under the Note:

(a)	Breach of Covenant. The Borrower breaches any material covenant of this Note in any material respect.

(b)	Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein shall be false or misleading in any material respect as of the date made.

(c)	Receiver. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4. Bankruptcy.  Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if so instituted are not dismissed within forty-five () days of initiation.

4.8  Litigation.  A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall have been rendered by a court or courts against Borrower and the same shall not be discharged (or provision shall not made for such discharge), or a stay of execution thereof shall not have been procured, within 45 days or such longer period during which the execution of the same shall have been stayed, or an appeal taken therefrom and the execution thereof stayed during such appeal.

4.9      Cross Defaults.  In the event the Borrower (i) causes or suffers to occur any uncured default and/or uncured event of default under any material documents and/or material agreement that it is and/or any of its direct or indirect subsidiaries are a party to and/or (ii) and/or any of its direct or indirect subsidiaries defaults in the payment when due in excess of $200,000 for any single payment and $200,000 in the aggregate, or in performance or observance of, any material obligation of, or condition with respect to any material purchase or lease of goods or services that are not cured.

The parties agree to notify each other in writing within 30 days of a change in address.

IN WITNESS WHEREOF, the Lender and the Borrower have executed this Loan Agreement as of the date first written above.

July 18, 2013
DATE	Man Loong Bullion Company Limited
July 18, 2013
DATE	eBullion Trade Company Limited